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                                                                Exhibit 10.19

             FIRST AMENDMENT TO AMENDED AND RESTATED
      OWENS-ILLINOIS, INC. SENIOR MANAGEMENT INCENTIVE PLAN


          Pursuant to the authority reserved to the Board of Directors (the "Board") of Owens-Illinois, Inc. (the "Company") under paragraph 10 of the Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan (the "Plan"), the Board hereby amends the Plan as follows:

          1.  Paragraph 8.2 of the Plan is amended to read as follows:

          8.2 If the Company's Operating Results are less than 90 percent, none of the Discretionary or Company Performance Component will be paid as Annual Bonuses. If the Company's Operating Results are exactly 90 percent, 50 percent of the Performance Component will be paid, and up to 50 percent of the Discretionary Component may be paid, as Annual Bonuses. For each percentage point by which the Company's Operating Results exceed 90 percent but not 95 percent, an additional 3-1/3 percent of the Performance Component will be paid, and up to an additional 3-1/3 percent of the Discretionary Component may be paid, as Annual Bonuses, up to 66-2/3 percent. For each percentage point by which the Company's Operating Results exceed 95 percent but not 105 percent, an additional 6-2/3 percent of the Performance Component will be paid, and up to an additional 6-2/3 percent of the Discretionary Component may be paid, as Annual Bonuses, up to 133-1/3 percent. For each percentage point by which the Company's Operating Results exceed 105 percent but not 110 percent, an additional 3-1/3 percent of the Performance Component will be paid, and up to an additional 3-1/3 percent of the Discretionary Component may be paid, as Annual Bonuses, up to 150 percent. No more than 150 percent of the Discretionary Component or Company Perfor-mance Component shall be paid as Annual Bonuses, regardless of the level of the Company's Operating Results.

          2.  Paragraph 8.4 of the Plan is amended to read as follows:

          8.4 To the extent payable in accordance with paragraph 8.2 hereof, and subject to the last sentence of this paragraph 8.4, the Discretionary Component of the Bonus Pool shall be paid to Executives as Annual Bonuses in the discretion of the CEO or, in the case of the CEO's Annual Bonus, in the discre-tion of the Board. In exercising such discretion, the CEO or the Board may take into consideration, in addition to the Company's or a Unit's Operating Results as defined for purposes of this Plan, the extent of an Executive's contribu-tions to the Company's other financial and non-financial objectives, such as quality of service and products, customer


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          satisfaction, adherence to or furtherance of the Company's legal and ethical policies, product development, market share, improvement in financial indicators of the Company's success other than RONA, and effective response to adverse economic conditions or to unforeseen adverse events beyond the control of the Company or a Unit. The aggregate amount of the Discretionary Components of the Annual Bonuses payable to all Executives for any year shall not exceed the maximum percent-age of the Discretionary Component of the Bonus Pool which, under paragraph 8.2 hereof, may be payable for such year, and the total amount of the Annual Bonus payable to an Executive for any year shall not exceed by more than 10 percent the maximum percentage of such Executive's Target Bonus which, under paragraphs 8.2 and 8.3 hereof, may be payable for such year.

          3. This First Amendment shall be effective as of January 1, 1993. In all other respects the Plan shall remain in full force and effect as originally adopted effective January 1, 1993.

          IN WITNESS WHEREOF, the Board has caused this First Amendment to be executed by a duly authorized officer of the Company as of the 31st day of December, 1993.

                                   OWENS-ILLINOIS, INC.

                                   By  /s/ Thomas L. Young
                                      --------------------
                                        Vice President
Attest:

 /s/ James W. Baehren
------------------------
     Assistant Secretary



















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